UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 21, 2006
Date of Report (Date of earliest event reported)
DIRECTED ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

FLORIDA	000-51664	65-0964171

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1 VIPER WAY
VISTA, CALIFORNIA	92081

(Address of Principal Executive Offices)	(Zip Code)
(760) 598-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 10.27
Exhibit 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On December 21, 2006, we entered into an amended and restated employment agreement with James E. Minarik providing for the continued employment of Mr. Minarik as our President and Chief Executive Officer, effective January 1, 2007.
     The amended and restated employment agreement provides for Mr. Minarik to receive an annual base salary of $550,000, which will increase by $25,000 per year beginning in 2007 so long as we achieve EBITDAM equal to or greater than our EBITDAM for the prior year. Mr. Minarik’s base salary will also be reviewed annually for additional merit increases and may, at the discretion of our board of directors, be increased at any time. Mr. Minarik is also eligible to earn an annual bonus under our executive bonus plan based upon the achievement of certain performance objectives established by the compensation committee of our board of directors, and to receive equity compensation as determined by our board of directors or compensation committee.
     As part of Mr. Minarik’s compensation package, we will provide Mr. Minarik (i) the right to participate in all medical and hospitalization, group life insurance, retirement, and other fringe benefit plans as may from time to time be provided to our executives, (ii) up to four weeks paid vacation per year, (iii) reimbursement for reasonable business expenses and expenses incurred in attending trade association meetings and shows, (v) reimbursement for the cost of annual membership dues to one country club, not to exceed $10,000 annually, (vi) an annual year-end payment of $15,000 pursuant to a deferred compensation plan previously established for Mr. Minarik’s benefit, and (vii) the use of a car, the lease amount of which shall not exceed $1,500 per month, and reimbursement for certain expenses related thereto.
     Pursuant to the amended and restated employment agreement, Mr. Minarik’s employment will continue until the first to occur of (i) January 1, 2010, (ii) Mr. Minarik’s voluntary resignation other than for “good reason” (as defined in the amended and restated employment agreement), (iii) our board of directors determines to terminate Mr. Minarik’s employment for “cause” (as defined in the amended and restated employment agreement), (iv) our board of directors determines that Mr. Minarik’s employment is no longer in the best interest of our company, (v) Mr. Minarik resigns for “good reason,” (vi) the date of Mr. Minarik’s death, or (vii) Mr. Minarik’s employment is terminated due to his “disability” (as defined in the amended and restated employment agreement).
     If, as a result of or following a “change of control” (as defined in the amended and restated employment agreement), Mr. Minarik’s employment is terminated without cause or Mr. Minarik resigns for good reason, Mr. Minarik is entitled to receive his base salary for a period of 24 months from the date of termination or resignation. If Mr. Minarik’s employment is terminated without cause or Mr. Minarik resigns for good reason, in each case other than as a result of or following a change of control, Mr. Minarik is entitled to receive his base salary for a period of 12 months. If, after the third anniversary of the date of the amended and restated employment agreement, we and Mr. Minarik have not either extended his employment period or entered into a new employment agreement, we have agreed to pay Mr. Minarik his base salary for a period of 12 months. Additionally, during the period in which Mr. Minarik receives any severance payments under the amended and restated employment agreement, we will arrange to provide Mr. Minarik with benefits substantially similar to the life, disability, accident and group health insurance plans or other similar plans in which he was participating immediately prior to his termination.
     The foregoing description of the amended and restated employment agreement is only a summary and is qualified in its entirety by reference to the full text of the amended and restated employment agreement, which is attached hereto as Exhibit 10.27 and is hereby incorporated by reference into this Item 1.01.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Effective January 2, 2007, John D. Morberg is resigning as our Chief Financial Officer and Treasurer and effective January 5, 2007, is resigning as our Vice President — Finance. We appointed Ronald F. Dutt, 59, as our Chief Financial Officer and Treasurer, effective January 2, 2007. Mr. Dutt will continue to serve as our Executive Vice President, a position he has held since October 2006.

     Mr. Dutt served as Executive Vice President, Finance, Chief Financial Officer, Secretary and Treasurer of Sola International Inc., a publicly traded designer, manufacturer and distributor of a broad range of spectacle lenses, from September 2003 to May 2005, after which he took an extended vacation from May 2005 to October 2006. From September 2002 to September 2003, Mr. Dutt pursued studies in accounting. Prior to that, Mr. Dutt served as Chief Financial Officer and Senior Vice President of DHL Americas, a division of Belgium-based DHL, the global air-express delivery company, from May 2001 to September 2002. From May 1999 to May 2001, Mr. Dutt served as Chief Financial Officer and Executive Vice President of Fritz Companies, Inc., a provider of global logistics services.
     We approved an annual salary of $250,000 for Mr. Dutt as consideration for his services. In addition, on November 28, 2006, we granted Mr. Dutt options to purchase 20,000 shares of our common stock pursuant to our 2005 incentive compensation plan. One-quarter of the total number of options granted vest and become exercisable on November 28, 2007 and the remainder vest thereafter on a monthly basis for the next 36 months.
     On December 27, 2006, we issued a press release announcing the appointment of Mr. Dutt as Chief Financial Officer and Treasurer. A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.02.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Shell Company Transactions.
Not applicable.

(d)	Exhibits.

Exhibit
Number

10.27	Amended and Restated Employment Agreement by and between the Registrant and James E. Minarik, dated as of January 1, 2007

99.1	Press Release from Directed Electronics, Inc. titled “Directed Electronics Names New Chief Financial Officer”

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTED ELECTRONICS, INC.
Date: December 28, 2006	By:	/s/ Ronald F. Dutt
Ronald F. Dutt
Executive Vice President - Finance, Operations, and Legal

EXHIBIT INDEX
10.27	Amended and Restated Employment Agreement by and between the Registrant and James E. Minarik, dated as of January 1, 2007

99.1	Press Release from Directed Electronics, Inc. titled “Directed Electronics Names New Chief Financial Officer”